UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant

to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2011 Named Executive Officer Base Salary and Stock Option Grants

On January 19, 2011, the Compensation Committee of our Board of Directors approved increases in base salary and the grant of additional stock options for our executive officers.  The total number of stock options granted to each individual was determined following the Compensation Committee’s evaluation of the company’s performance against corporate goals, as well as each executive officer’s individual performance, competencies and impact to the organization. The following table sets forth 2011 base salaries and the number of shares underlying the stock option grants for our named executive officers:

Name	Title	2011 Base Salary	Stock Options
Kent Snyder	Chief Executive Officer and Chairman of the Board	$513,900	375,000
John Poyhonen	President and Chief Operating Officer	$374,700	180,000
Donald Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	$347,100	112,500
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	$328,000	107,350
Antony Rogers	Vice President and Chief Financial Officer	$300,000	112,500

The stock options described above (i) were granted effective as of February 15, 2011 pursuant to our 2004 Equity Incentive Plan, (ii) terminate ten years after February 15, 2011 or earlier in the event the optionholder’s service to us is terminated and (iii) have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Stock Market on February 14, 2011.  Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; subject to suspension of vesting during periods of certain extended leaves.

Incentive Cash Bonus Payment Determinations

In March 2010, the Compensation Committee of our Board of Directors established our 2010 Executive Bonus Plan, or 2010 Bonus Plan.  Under the 2010 Bonus Plan, our executives were provided with the opportunity to earn cash bonus payments conditioned upon the achievement of specified corporate goals. Under the 2010 Bonus Plan, each individual was assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2010 base salary, based on the person’s role and title in the company.

Under the 2010 Bonus Plan, the range of bonus opportunity as a percentage of 2010 base salary for each of our named executive officers were as follows:

Name	Title	Threshold	Target	Maximum
Kent Snyder	Chief Executive Officer and Chairman of the Board	30%	60%	90%
John Poyhonen	President and Chief Operating Officer	22.5%	45%	67.5%
Donald Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	20%	40%	60%
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%
Antony Rogers	Vice President and Chief Financial Officer	20%	40%	60%

Under the terms of our 2010 Bonus Plan, the payout for all of our officers was calculated entirely based on our achievement of corporate goals during 2010 and a minimum weighted average goal achievement of greater than or equal to 50% was required for an executive to earn any performance-based cash bonus.  The threshold bonus was earned if a weighted average goal achievement of 50% was obtained.  The target bonus was earned if a weighted average goal achievement of 75% was obtained.  The maximum bonus was earned if a weighted average goal achievement of 100% was obtained.  The specific bonus amount was based on a linear continuum from threshold to maximum. The 2010 Bonus Plan also contemplated that the Compensation Committee, in its discretion, could determine whether to either increase the payout under the 2010 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warranted.

Our corporate goals for 2010 were established by our Board of Directors and were weighted based on importance. Our 2010 corporate goals were a combination of discovery and development goals, which represented 57.5% of our corporate goals, commercialization goals, which represented 10% of our corporate goals, and financial goals, which represented the remaining 32.5% of our corporate goals.

On January 19, 2011, the Compensation Committee reviewed the achievement of corporate goals and determined the bonus amount payable under the 2010 Bonus Plan for each named executive officer based on a corporate goal achievement of 86.25%. In addition, the Compensation Committee decided to make an additional discretionary cash bonus award payment to each named executive officer which would result in an aggregate cash bonus payment equal to the maximum bonus payout contemplated by the 2010 Bonus Plan. Accordingly, the total 2010 cash bonuses approved for each named executive officer is as follows, which will be paid to the individuals in February 2011.

Name	2010 Bonus Plan Compensation	2010 Discretionary Cash Bonus Compensation	Aggregate 2010 Cash Bonus Compensation
Kent Snyder	$364,560	$81,840	$446,400
John Poyhonen	$199,332	$44,748	$244,080
Donald Karanewsky, Ph.D.	$162,630	$36,509	$199,138
Sharon Wicker	$155,428	$34,892	$190,320
Antony Rogers	$136,269	$30,591	$166,860

2011 Executive Bonus Plan

On January 19, 2010, the Compensation Committee of our Board of Directors also approved our 2011 Executive Bonus Plan, or 2011 Bonus Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Under the 2011 Bonus Plan, our executives are provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate goals. Under the 2011 Bonus Plan, each individual is assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2011 base salary, based on the person’s role and title in the company.

Under the 2011 Bonus Plan, the range of bonus opportunity as a percentage of 2011 base salary for each of our named executive officers is as follows:

Name	Title	Threshold	Target	Maximum
Kent Snyder	Chief Executive Officer and Chairman of the Board	30%	60%	90%
John Poyhonen	President and Chief Operating Officer	22.5%	45%	67.5%
Donald Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	20%	40%	60%
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%
Antony Rogers	Vice President and Chief Financial Officer	20%	40%	60%

Under the terms of our 2011 Bonus Plan, the payout for all of our officers is calculated entirely based on our achievement of corporate goals during 2011 and a minimum weighted average goal achievement of greater than or equal to 50% is required for an executive to earn any performance-based cash bonus.  The threshold bonus is earned if a weighted average goal achievement of 50% is obtained.  The target bonus is earned if a weighted average goal achievement of 75% is obtained.  The maximum bonus is earned if a weighted average goal achievement of 100% is obtained.  The specific bonus amount is based on a linear continuum from threshold to maximum. However, it is also important to note that the Compensation Committee retains broad discretion to modify the 2011 Bonus Plan at any time, including the methodology for calculating the specific bonus amounts.  The Compensation Committee may also, in its sole discretion, determine to either increase the payout under the 2011 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warrant.

Under the 2011 Bonus Plan, the Compensation Committee retains the discretion to pay bonus awards in full or in part in the form of cash or as Stock Awards under our 2004 Equity Incentive Plan, as amended from time to time, or any similar equity incentive plan that we subsequently adopt. In the event that the Compensation Committee elects to pay a bonus under the 2011 Bonus Plan in the form of a stock award, the Compensation Committee will have discretion to determine the specific form and number of such awards that would be equivalent to the dollar value of bonus payable under the terms of the 2011 Bonus Plan.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits

99.1        Senomyx, Inc. 2011 Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel and Corporate Secretary

Date: January 21, 2011